UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2024

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2024, New Fortress Energy Inc. (the “Company”) entered into a Transaction Support Agreement (the “TSA”) with certain holders (the “Supporting Holders”) of the Company’s outstanding 6.500% Senior Secured Notes due 2026 (the “Existing 2026 Notes”) and 8.750% Senior Secured Notes due 2029 (the “Existing 2029 Notes”), which was previously disclosed in the Company’s Current Report on Form 8-K filed on October 1, 2024.

On November 6, 2024, the Company entered into privately negotiated exchange and subscription agreements (collectively, the “Exchange and Subscription Agreement”) with NFE Financing LLC, an indirect subsidiary of the Company (“NFE Financing”), Bradford County Real Estate Partners LLC, a wholly-owned subsidiary of NFE Financing (the “Guarantor”) and the Supporting Holders, which was previously disclosed in the Company’s Current Report on Form 8-K filed on November 7, 2024.

On November 21, 2024, the parties amended each of the TSA (the “Amended TSA”) and the Exchange and Subscription Agreement (the “Amended Exchange and Subscription Agreement”) to provide for the bifurcation of the closing of the transactions thereunder and an extension of the exclusivity period from November 30, 2024 to December 31, 2024. Under the terms of the Amended TSA and the Amended Exchange and Subscription Agreement, NFE Financing agreed to issue to certain of the Supporting Holders for cash approximately $1.2 billion aggregate principal amount of New Notes (as defined herein) on or about November 22, 2024, together with certain New Notes to be issued as a commitment fee to certain of such Supporting Holders (the “Subscription Transaction”). Additionally, subject to certain closing conditions, NFE Financing agreed to exchange, on or about December 3, 2024 (the “Exchange Closing Date”), with the Supporting Holders approximately $1.5 billion aggregate principal amount of New Notes for approximately $990 million Existing 2026 Notes and approximately $514 million Existing 2029 Notes. On the Exchange Closing Date, NFE also agreed to issue approximately 7 million shares of its Class A Common Stock, par value $.01 per share, and NFE Financing agreed to issue approximately $2.5 million aggregate principal amount of New Notes, to the Supporting Holders as a commitment fee (the transactions expected to occur on the Exchange Closing Date, the “Exchange Transactions”).

The New Notes Indenture

On November 22, 2024, in accordance with the terms of the Amended Exchange and Subscription Agreement, NFE Financing issued approximately $1.207 billion aggregate principal amount of its 12.000% Senior Secured Notes due 2029 (the “New Notes”). The New Notes were issued pursuant to, and are governed by, an indenture (the “New Notes Indenture”), dated as of November 22, 2024, between NFE Financing, as issuer, the Guarantor and Wilmington Savings Fund Society, FSB (“WSFS”), as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Collateral Agent”).

The New Notes represent NFE Financing’s senior secured obligations and rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the New Notes, and equal in right of payment to any indebtedness that is not so subordinated, including the New Notes to be issued in the Exchange Transactions.

The New Notes will bear interest at a rate of 12.00% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2025. The New Notes will mature on November 15, 2029 (the “Maturity Date”); provided, that the Maturity Date shall be accelerated to the date that is 91 days prior to the stated maturity date of any other indebtedness of the Company or its subsidiaries, for borrowed money (including indebtedness for borrowed money deemed to be issued in a debt exchange), subject to certain exceptions as described in the New Notes Indenture, if more than $100 million aggregate principal amount of such other indebtedness remains outstanding on such date.

The New Notes Indenture limits the ability of the Issuer and the Guarantor to, among other things, incur additional indebtedness or issue certain preferred shares, incur liens that secure indebtedness, make restricted payments, create dividend restrictions and other payment restrictions that affect the Issuer or the Guarantor, sell or transfer certain assets, engage in certain transactions with affiliates and merge or consolidate or transfer all or substantially all of the Issuer’s and the Guarantor’s assets, in each case subject to certain exceptions and qualifications set forth in the New Notes Indenture.

At any time prior to November 15, 2026, NFE Financing may redeem some or all of the New Notes at a redemption price equal to 100% of the aggregate principal amount of the New Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, plus a “make-whole” premium. On or after November 15, 2026, NFE Financing may redeem some or all of the New Notes at the redemption prices set forth in the New Notes Indenture, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. Upon the occurrence of certain events constituting a change of control, NFE Financing may be required to make an offer to repurchase all of the New Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the repurchase date. Prior to November 15, 2025, on or after November 15, 2025 but prior to November 15,

2026, and on or after November 15, 2026 but prior to November 15, 2027, NFE Financing may be required to make an offer to repurchase all of the New Notes at a price equal to 103%, 102% or 101%, respectively, of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date, upon the occurrence of other specified events, such as a “Brazil Proceeds Event,” (defined as the receipt by NFE Financing of any dividends, distributions or subordinated intercompany loans from NFE Brazil Holdings Limited (“NFE Brazil Holdings”) after the issue date of the New Notes) in accordance with the procedures and conditions outlined in the New Notes Indenture. Additionally, the New Notes will be subject to a par repurchase offer in connection with any “Pass Through Prepayment Event” (defined as any prepayment made under the Brazil Parent Credit Agreement or the Series I Credit Agreement (each as defined below).

The New Notes are guaranteed by the Guarantor, which owns land in Wyalusing, Pennsylvania. The New Notes: (i) subject to permitted liens and certain other exceptions described in the New Notes Indenture, are secured by first-priority liens on (a) all assets of NFE Financing, including the promissory note evidencing indebtedness under the Brazil Parent Credit Agreement, all of the equity held by NFE Financing in NFE Brazil Holdings, which owns the Company’s Brazil business, and 100% of the equity in the Guarantor and (b) all assets of the Guarantor (clauses (a) and (b), collectively, the “Collateral”); and (ii) rank equal in right of payment with all of NFE Financing’s existing and future senior indebtedness. In addition, the New Notes are senior in right of payment to any future subordinated indebtedness of NFE Financing and structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of any of NFE Financing’s subsidiaries that do not guarantee the New Notes.

The New Notes Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in respect of the New Notes, acceleration of certain other indebtedness and/or defaults, including the Brazil Parent Credit Agreement, the Series I Credit Agreement, the indentures governing the Existing 2026 Notes and the Existing 2029 Notes and the Company’s existing credit agreements, failure to pay certain final judgments, failure of certain guarantees to be enforceable, failure to perfect certain collateral securing the New Notes and certain events of bankruptcy or insolvency.

The Company’s net cash proceeds from the Subscription Transaction, inclusive of fees, discounts and estimated expenses payable by the Company in connection therewith, were approximately $1.2 billion. On November 26, 2024, the Company used approximately $887 million of the net proceeds from the New Notes issued pursuant to the Subscription Transaction, which were lent by NFE Financing to Brazil Parent pursuant to the Brazil Parent Credit Agreement, and subsequently by Brazil Parent to the Company pursuant to the Series I Credit Agreement, to redeem in full the $875.0 million outstanding aggregate principal amount of the Company’s 6.750% Senior Secured Notes due 2025 (the “Existing 2025 Notes”). The Company received the remainder of the net proceeds from the New Notes issued pursuant to the Subscription Transaction, which it intends to use for general corporate purposes, in the form of a dividend of approximately $325 million.

The New Notes and the guarantee of the Guarantor have not been and are not required to be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The New Notes are being offered and sold only to persons reasonably believed to be institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3), or (7) of Regulation D under the Securities Act), “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or who are not “U.S. persons” within the meaning of Regulation S under the Securities Act (“Regulation S”) and whose participation in the Subscription Transactions constitutes an “offshore transaction” within the meaning of, and in reliance on, Regulation S.

Intercompany Loans

Brazil Parent Credit Agreement

On November 22, 2024, NFE Financing, as lender, entered into a credit agreement (the “Brazil Parent Credit Agreement”), with Brazil Parent, as the borrower, and WSFS, as administrative agent and collateral agent.

The Brazil Parent Credit Agreement provides for a senior secured, multiple-draw term loan facility of approximately $970 million (the “Brazil Parent Term Loan Facility,” and the term loans made thereunder, the “Brazil Parent Term Loans”), which matures on November 15, 2029. The stated maturity date will be accelerated to a date that is 91 days prior to the stated maturity date of any other indebtedness for borrowed money (including indebtedness deemed issued in a debt exchange) of the Company or its subsidiaries, excluding indebtedness under the Amended ULCA (as defined below), if more than $100,000,000 in aggregate principal amount of such indebtedness remains outstanding at such time. The initial and subsequent funding of the Brazil Parent Term Loans are subject to certain customary conditions. The Brazil Parent Term Loans bear interest at a rate of 16.5997% (exclusive of 2.00% interest being paid-in-kind) per annum, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2025. The cash interest rate on the Brazil Parent Term Loans will be reduced by an amount to be determined from and after the exchange date. The obligations under the Brazil Parent Credit Agreement are secured by substantially all assets of Brazil Parent (including a pledge of the equity interests held by Brazil Parent in NFE Brazil Holdings). On November 22, 2024, Brazil Parent borrowed $875 million of Brazil Parent Term Loans, the proceeds of which were advanced to the Company pursuant to the Series I Credit Agreement for the redemption in full of the outstanding aggregate principal amount of the Existing 2025 Notes. We expect Brazil Parent to borrow the remaining availability under the Brazil Parent Credit Agreement in connection with the closing of the Exchange Transactions.

The Brazil Parent Term Loans may be voluntarily prepaid by Brazil Parent, subject to prepayment premiums, as follows: (i) with respect to any prepayment occurring prior to November 15, 2026, a make-whole amount, (ii) with respect to any prepayment occurring on and after November 15, 2026 and prior to November 15, 2027, 6% of the aggregate principal amount of the term loans prepaid, and (iii) with respect to any prepayment occurring on and after November 15, 2027 and prior to November 15, 2028, 3% of the aggregate principal amount of such term loan prepaid, in each case, plus accrued and unpaid interest. On and after November 15, 2028, all prepayments can be made at par plus accrued and unpaid interest. In addition, Brazil Parent will be required to prepay the Brazil Parent Term Loans upon the occurrence of certain events (subject to certain premiums as applicable and set forth in the Brazil Parent Credit Agreement), including any change of control and receipt of net proceeds from any prepayment under the Series I Credit Agreement.

The Brazil Parent Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, in each case, subject to applicable materiality qualifiers, thresholds and exceptions as set forth in the Brazil Parent Credit Agreement. The affirmative covenants include, among other things, the delivery of financial statements and notices; payment of taxes and other obligations; preservation of existence; compliance with applicable laws and regulations; maintenance of properties and insurance; maintenance of books and records; use of proceeds; compliance with anti-corruption laws; and further assurances for collateral.

The negative covenants include, among other things, limitations on restricted payments, dividends, and other payment restrictions affecting subsidiaries; incurrence of indebtedness; asset sales; transactions with affiliates; liens; mergers, consolidations, or sales of all or substantially all assets; amendments to organizational documents of NFE Financing and amendments to the Series I Credit Agreement, in each case, adverse to the holders of the New Notes; accounting changes; burdensome agreements that limit the ability of Brazil Parent to create or incur liens on its property to secure the obligations under the Brazil Term Loan Facility; prepayments of other indebtedness for borrowed money of Brazil Parent (other than regularly scheduled principal and interest); and amendments to any indebtedness for borrowed money of Brazil Parent or its subsidiaries in any manner materially adverse to the interests of the lenders. In addition, Brazil Parent is subject to further undertaking to conduct its business and operations separate and apart from that of any other person (except as specified in the Brazil Parent Credit Agreement).

The Brazil Parent Credit Agreement includes usual and customary events of default, subject to grace periods, where applicable. These include, among other things, non-payment of principal, interest, fees, or other amounts; material breach of a representation or warranty; covenant defaults; cross-default with respect to other material debt; material judgments; bankruptcy or insolvency; ERISA-related defaults; and impairment of security.

Series I Credit Agreement

On November 22, 2024, Brazil Parent, as lender, WSFS, as the administrative agent and as collateral agent, the Company, as borrower, and certain subsidiaries of the Company, as guarantors, entered into a senior secured, multiple-draw term loan credit agreement (“Series I Credit Agreement”) in an aggregate principal amount of approximately $970 million (the “Series I Term Loan Facility,” and the loans made under the Series I Term Loan Facility, the “Series I Term Loans”). The initial and subsequent funding of the Series I Term Loans are subject to certain customary conditions. The Series I Term Loans bear interest at a rate of 16.5997% (exclusive of 2.00% interest being paid-in-kind) per annum, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2025. The cash interest rate on the Series I Term Loans will be reduced by an amount to be determined from and after the closing date of the Exchange Transactions. On November 22, 2024, the Company borrowed $875 million of Series I Term Loans to redeem in full the outstanding aggregate principal amount of the Existing 2025 Notes. We expect the Company to borrow the remaining availability under the Series I Credit Agreement in connection with the closing of the Exchange Transactions.

The Series I Term Loans will mature on November 15, 2029 and will be payable in full on the maturity date. The obligations under the Series I Credit Agreement are guaranteed, jointly and severally, on a senior secured basis by each subsidiary that is a guarantor under the Existing 2026 Notes and the Existing 2029 Notes. The obligations under the Series I Credit Agreement are secured by substantially the same collateral as the collateral securing the Existing 2026 Notes and the Existing 2029 Notes. An equal priority intercreditor agreement governs the treatment of the collateral.

The Series I Term Loans may be voluntarily prepaid by the Company, in whole or in part, subject to prepayment premiums, as follows: (i) with respect to any prepayment occurring prior to November 15, 2026, a make-whole amount, (ii)

with respect to any prepayment occurring on and after November 15, 2026 and prior to November 15, 2027, 6% of the aggregate principal amount of such term loans prepaid, and (iii) with respect to any prepayment occurring on and after November 15, 2027 and prior to November 15, 2028, 3% of the aggregate principal amount of such term loans prepaid, in each case, plus accrued and unpaid interest. On and after November 15, 2028, all prepayments can be made at par plus accrued and unpaid interest.

The Company will be required to prepay the Series I Term Loans upon the occurrence of any change of control (which shall include any change of control as defined in the New Notes Indenture and the Brazil Parent Credit Agreement), and with the net proceeds of certain asset sales, condemnations and debt and convertible securities issuances.

The Series I Credit Agreement contains usual and customary representations and warranties, as well as affirmative and negative covenants, in each case, subject to applicable materiality qualifiers, thresholds and exceptions as set forth in the Series I Credit Agreement. The affirmative covenants include requirements to provide financial statements, compliance certificates, and notices, maintain the Borrower and its subsidiaries in good standing, adhere to applicable laws and regulations, maintain collateral and insurance, and comply with tax and environmental obligations. The affirmative covenants also require the provision of guarantees and collateral to secure obligations under the agreement.

The negative covenants impose restrictions on the Borrower and its subsidiaries, including limits on additional indebtedness, liens, asset sales, investments, restricted payments, mergers and acquisitions, transactions with affiliates, and amendments to certain indebtedness.

The Series I Credit Agreement also contains customary events of default, subject to grace periods where applicable. These include non-payment of principal, interest, or other obligations; breaches of representations, warranties, or covenants; cross-defaults to other material indebtedness; material adverse judgments; bankruptcy or insolvency; ERISA-related defaults; impairment of security or guarantees; and a change of control.

Credit Agreement Amendments

On November 6, 2024, the Company entered into the Ninth Amendment to Credit Agreement (the “Ninth Amendment”), by and among the Company, as the borrower, the guarantors party thereto, the lenders party thereto and MUFG Bank Ltd., as administrative agent and as collateral agent, which amends that certain Credit Agreement, dated as of April 15, 2021 (as amended, restated or otherwise modified from time to time, the “Existing RCF”), by and among the Company, as the borrower, the guarantors from time to time party thereto, the several lenders and issuing banks from time to time party thereto and MUFG Bank Ltd., as administrative agent and as collateral agent.

The Ninth Amendment, upon becoming effective, will increase the applicable margin for consenting lenders by 100 basis points, from 2.50% to 3.50% when the revolving facility usage is equal to or below 50%, and from 2.75% to 3.75% when the revolving facility usage is above 50%. The consenting lenders hold approximately $900,000,000 of the total revolving commitments.

On November 21, 2024, the Company entered into the Tenth Amendment to Credit Agreement (the “Tenth Amendment”), by and among the Company, as the borrower, the guarantors party thereto, the lenders party thereto and MUFG Bank Ltd., as administrative agent and as collateral agent, which amends the Existing RCF (the Existing RCF, as amended by the Ninth Amendment and the Tenth Amendment, the “Amended RCF”), by and among the Company, as the borrower, the guarantors from time to time party thereto, the several lenders and issuing banks from time to time party thereto and MUFG Bank Ltd., as administrative agent and as collateral agent.

On November 21, 2024, the Company entered into the Sixth Amendment to Uncommitted Letter of Credit and Reimbursement Agreement (the “Sixth Amendment”), by and among the Company, as the borrower, the guarantors party thereto, Natixis, New York Branch, and each of the other financial institutions party thereto, as lenders and issuing banks, which amends that certain Uncommitted Letter of Credit and Reimbursement Agreement, dated as of July 16, 2021 (as amended, restated or otherwise modified from time to time, the “Existing ULCA,” and the Existing ULCA, as amended by the Sixth Amendment, the “Amended ULCA”), by and among the Company, the guarantors from time to time party thereto, Natixis, New York Branch, as administrative agent, Natixis, New York Branch, as collateral agent, Natixis, New York Branch and each of the other financial institutions party thereto, as lenders and issuing banks.

On November 21, 2024, the Company entered into the Third Amendment to Credit Agreement (the “Third Amendment”), by and among the Company, as the borrower, the guarantors party thereto, the lenders party thereto and Morgan Stanley Senior Funding Inc., as administrative agent and as collateral agent, which amends that certain Credit Agreement, dated as of July 19, 2024 (as amended, restated or otherwise modified from time to time, the “Existing TLA,” and the Existing TLA, as amended by the Third Amendment, the “Amended TLA”), by and among the Company, as the borrower, the guarantors from time to time party thereto, the several lenders from time to time party thereto and Morgan Stanley Senior Funding Inc., as administrative agent and as collateral agent.

The Tenth Amendment, the Sixth Amendment and the Third Amendment are referred to herein collectively as the “Amendments;” the Amended RCF, the Amended ULCA and the Amended TLA are referred to herein collectively as the “Credit Agreements.”

The Amendments, among other things, extend the due date under the Credit Agreements to issue the New Notes in the Subscription Transaction and to redeem the Existing 2025 Notes to December 3, 2024 and extend the due date to consummate the Exchange Transactions to December 16, 2024. The Amendments also clarify certain collateral and guarantee requirements.

Additionally, the Amended ULCA will increase the applicable margin by 100 basis points, from 2.25% to 3.25%. The Amended ULCA will increase the letter of credit fee for daily average stated amount of the aggregate amount of the letters of credit outstanding for the relevant calendar quarter to 3.00% from 2.00%. The Sixth Amendment will permanently reduce the total LC limit to $315.0 million, which will further decrease to $300.0 million on January 17, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On November 26, 2024 (the “Redemption Date”), the Company redeemed in full the Existing 2025 Notes at a price equal to $875.0 million, plus accrued and unpaid interest thereon to the Redemption Date, for a total redemption payment of approximately $887 million (the “Redemption Payment”).

Upon deposit of the Redemption Payment on the Redemption Date, the Indenture, dated as of September 2, 2020 (as supplemented, the “2025 Notes Indenture”), among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee and as notes collateral agent, was satisfied and discharged in accordance with its terms. As a result of the satisfaction and discharge of the 2025 Notes Indenture, the Company and the guarantors under the 2025 Notes Indenture have been released from their obligations with respect to the 2025 Notes Indenture and the Existing 2025 Notes, except with respect to those provisions of the 2025 Notes Indenture that, by their terms, survive the satisfaction and discharge of the 2025 Notes Indenture.

Cautionary Statement Regarding Forward-Looking Statements

This report contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, the Company’s future financial performance or the Company’s projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition or the stock prices of the Company. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described herein will not be achieved. These forward-looking statements are necessarily estimates based upon current information and are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company’s annual report, quarterly and other reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement. The Company undertakes no duty to update these forward-looking statements, even though its situation may change in the future.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: November 27, 2024	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer